FIRST AMENDMENT
                                     TO
                         ASSET PURCHASE AGREEMENT


           THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this
 "Amendment"), made as of the 5th day of January, 2000, by and between FORTRESS INVESTMENT CORP., a Maryland corporation (the "Seller"), and FORTRESS REGISTERED INVESTMENT TRUST, a trust organized under the laws of the State of Delaware (the "Buyer").

                            W I T N E S S E T H:

           WHEREAS, the Seller and the Buyer are parties to the Asset Purchase Agreement, dated as of 9:00 a.m. Eastern Standard Time, December 23, 1999 (the "Purchase Agreement");

           WHEREAS, all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement; and

           WHEREAS, the Seller and the Buyer desire to amend the Purchase Agreement as hereinafter set forth.

           NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

 1. Defined Terms. All capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed thereto in the Purchase Agreement.

 2. Transfer of Assets to Fortress CAP LLC. Notwithstanding anything to the contrary in the Purchase Agreement, the parties hereto hereby agree that the Seller shall effect the transfer of the Assets to the Buyer by transferring the Assets to Fortress CAP LLC, a Delaware limited liability company ("Fortress CAP") to be formed and wholly-owned by the Seller for the purposes of the transactions contemplated hereby and by the Purchase Agreement, and thereafter transferring and delivering to the Buyer all membership interests in Fortress CAP. All references in the Purchase Agreement to the transfer or delivery of the Assets to the Buyer shall be deemed to mean the transfer or delivery of the Assets in the manner hereinbefore described.

 3.   Purchase Agreement Amendments.  The Purchase Agreement is hereby amended by:

      (a) deleting the words "the Buyer" in the eighteenth line of Section 3 and inserting the following in lieu thereof: "Fortress CAP; and (v) an assignment and assumption of membership interests substantially in the form of Exhibit D, executed by each of the Seller, the Buyer and Fortress CAP";

      (b)  deleting the words "; and the Buyer shall deliver to the Seller:
      (i) the Assignment and Assumption executed by the Buyer; and (ii) the Purchase Price by wire transfer of immediately available funds to an account designated by the Seller" in the last three lines of Section 3; and

      (c) deleting Exhibits A, B and C and inserting in lieu thereof Exhibits A, B, C and D attached hereto.

 4.   No Other Modifications.

      The parties hereto agree that except as modified by this Amendment, the terms and provisions of the Purchase Agreement shall remain in full force and effect, and are hereby ratified and reaffirmed.

 5.   Miscellaneous.

           (i) In the event of a conflict or inconsistency between this Amendment and the Purchase Agreement, the terms hereof shall supersede and govern.

           (ii) This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

           (iii) All captions in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

           (iv) This Amendment shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the parties hereto (subject to applicable transfer restrictions set forth in the Purchase Agreement).

           (v) This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York (without giving effect to the principles thereof relating to conflicts of law).


          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                      SELLER:

                                      FORTRESS INVESTMENT CORP.,
                                      a Maryland corporation


                                      By: /s/ Randal A. Nardone
                                         ----------------------------------
                                         Name:  Randal A. Nardone
                                         Title: Chief Operating Officer


                                      BUYER:

                                      FORTRESS REGISTERED INVESTMENT TRUST,
                                      a trust organized under the laws of
                                      the State of Delaware


                                      By: /s/ Randal A. Nardone
                                         ----------------------------------
                                         Name:  Randal A. Nardone
                                         Title: Chief Operating Officer




                                                                  EXHIBIT A

                            ASSIGNMENT AGREEMENT


           This ASSIGNMENT AGREEMENT (this "Agreement"), dated as of January 12, 2000, is entered by and between FORTRESS INVESTMENT CORP., a Maryland corporation ("Fortress"), and FORTRESS CAP LLC, a Delaware limited liability company and wholly-owned subsidiary of Fortress ("Cap").

           WHEREAS, Fortress and Capstead Mortgage Corporation ("Capstead") are parties to a Series C and Series D Convertible Preferred Stock Purchase Agreement, dated as of December 9, 1999 (the " Purchase Agreement"), pursuant to which Fortress purchased 5,378,000 shares of Capstead's Series C Convertible Preferred Stock, $.10 par value per share, and 5,378,000 shares of Capstead's Series D Convertible Preferred Stock, $.10 par value per share (collectively, the "Preferred Stock");

           WHEREAS, Fortress and Capstead are parties to a Supplemental Agreement to the Stock Purchase Agreement, dated as of December 9, 1999, as amended (the "Supplemental Agreement") which sets forth certain rights and obligations in connection with the ongoing management of Capstead;

           WHEREAS, Fortress and Capstead are parties to a Registration Rights Agreement, dated as of December 9, 1999 (the "Registration Rights Agreement"), which which sets forth certain rights and obligations of Fortress and Capstead with regard to the Preferred Stock and the shares of Capstead's common stock into which it is convertible;

           WHEREAS, Fortress desires to assign, transfer and convey to Cap and Cap desires to accept the assignment, transfer and conveyance of all of Fortress's right, title, interest and obligation in and to the Preferred Stock, the Purchase Agreement, the Supplemental Agreement and the Registration Rights Agreement; and

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           Section 6. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

           Section 7. ASSIGNMENT OF AGREEMENTS. Fortress hereby assigns, transfers, conveys and delivers to Cap and its successors and permitted assigns forever, as of the date hereof, all of Fortress' right, title and interest in and to the Purchase Agreement, the Supplemental Agreement and the Registration Rights Agreement free and clear of any Liens.

           Section 8. ACCEPTANCE OF ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS AND LIABILITIES. Cap hereby accepts the assignment, transfer, conveyance and delivery of the Purchase Agreement, the Supplemental Agreement and the Registration Rights Agreement and hereby assumes, undertakes and agrees to pay, perform and discharge in full all of Fortress' obligations thereunder as though it were a party thereto and releases and discharges Fortress and its successors and assigns, completely, unconditionally and forever from all liabilities and obligations arising out of, or required to be performed thereunder from, any events relating to performance after the date hereof or for any periods allocable to dates after the date hereof, whether known or unknown and whether absolute, accrued or contingent.


           Section 9. ASSIGNMENT OF PREFERRED STOCK TO CAP. Fortress hereby assigns, transfers, conveys and delivers to Cap and its successors and permitted assigns forever, as of the date hereof, all of Fortress' right, title and interest in the Preferred Stock, free and clear of any Liens.

           Section 10.  NO ADDITIONAL REPRESENTATIONS AND WARRANTIES.
 Except as set forth in Section 2, Section 3 and Section 4 hereof, Fortress does not make any additional representation or warranty, whether express or implied, hereunder or otherwise with respect to the Preferred Stock and the Purchase Agreement.

           Section 11. NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole and exclusive benefit of Fortress, Cap and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any Person other than Fortress, Cap and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof.

           Section 12. AMENDMENT. This Agreement may only be amended or modified by a written instrument executed by the parties hereto.

           Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

           Section 14. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.
 Neither this Agreement, nor any right or obligation hereunder, may be directly or indirectly assigned or transferred by any party, in whole or in part, to any third party, including, without limitation, any bankruptcy trustee, by operation of law or otherwise, whether voluntary or involuntary, without the prior written consent of the other party hereto.


           IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf as of the date first above written.


                                   FORTRESS INVESTMENT CORP.


                                   By: /s/ Randal A. Nardone
                                       -------------------------------------
                                       Randal A. Nardone
                                       Secretary and Chief Operating Officer


                                   FORTRESS CAP LLC


                                   By: /s/ Randal A. Nardone
                                       ------------------------------------
                                       Randal A. Nardone
                                       as Secretary and Chief Operating
                                       Officer of Fortress Investment Corp.,
                                       sole member of Fortress Cap LLC




                                                                  EXHIBIT B


                                   INDEX

 1. Series C and Series D Convertible Preferred Stock Purchase Agreement (the "Capstead Purchase Agreement"), dated as of December 9, 1999, by and between the Seller and Capstead Mortgage Corporation ("Capstead").
 2. Supplemental Agreement to the Capstead Purchase Agreement, dated as of December 9, 1999, by and between the Seller and Capstead.
 3. Registration Rights Agreement, dated as of December 9, 1999, by and between the Seller and Capstead.



                                                                  EXHIBIT C


                                STOCK POWER


 FOR VALUE RECEIVED, Fortress Investment Corp., hereby sells, assigns and transfers unto Fortress CAP LLC, its successors and assigns, Five Million Three Hundred Seventy-Eight Thousand (5,378,000) Shares of the Convertible Preferred Stock, Series C and Five Million Three Hundred Seventy-Eight Thousand (5,378,000) Shares of the Convertible Preferred Stock, Series D of Capstead Mortgage Corporation, a Maryland corporation (the "Corporation"), standing in the name of Fortress Investment Corp. on the books of the Corporation, represented by Certificates No. C-1 and No. D-1 herewith, and does hereby irrevocably constitute and appoint Fortress CAP LLC, its successors and assigns, as attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

 Dated:    January 12, 2000


                                         FORTRESS INVESTMENT CORP.,
                                         a Maryland corporation


                                         By: /s/ Randal A. Nardone
                                             ------------------------------
                                             Name:  Randal A. Nardone
                                             Title: Chief Operating Officer







                                                                EXHIBIT D

                         ASSIGNMENT AND ASSUMPTION
                          OF MEMBERSHIP INTERESTS
                              FORTRESS CAP LLC


           ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST, dated as of January 12, 2000 (this "Assignment"), by and between FORTRESS INVESTMENT CORP., a Maryland corporation ("Assignor"), and FORTRESS REGISTERED INVESTMENT TRUST, a trust operating under the laws of Delaware
 ("Assignee").

           WHEREAS, Assignor and Capstead Mortgage Corporation ("Capstead") are parties to (i) a Series C and Series D Convertible Preferred Stock Purchase Agreement, dated as of December 9, 1999 (as amended, the "Capstead Purchase Agreement"), pursuant to which Assignor purchased 5,378,000 shares of Capstead's Series C Convertible Preferred Stock, $.10 par value per share, and 5,378,000 shares of Capstead's Series D Convertible Preferred Stock, $.10 par value per share (collectively, the "Preferred Stock"),
 (ii) a Supplemental Agreement to the Capstead Purchase Agreement, dated as of December 9, 1999 (as amended, the "Capstead Supplemental Agreement"), and (iii) a Registration Rights Agreement, dated as of December 9, 1999 (as amended, the "Capstead Registration Rights Agreement" and, collectively with the Capstead Purchase Agreement and the Capstead Supplemental Agreement, the "Capstead Agreements");

           WHEREAS, Assignor transferred the Preferred Stock and all of its rights, title, interests and obligations in, to and under the Capstead Agreements to Fortress CAP LLC, a Delaware limited liability company (the "Company"), pursuant to that certain Asset Purchase Agreement (as amended, the "Asset Purchase Agreement"), dated as of 9:00 a.m., Eastern Standard Time, December 23, 1999, by and between Assignor, as seller, and Assignee, as buyer;

           WHEREAS, Assignor is the owner of 100% of the membership interests (the "Membership Interests") of the Company;

           WHEREAS, Assignor desires to assign the Membership Interests to Assignee;

           WHEREAS, Assignor and Assignee are entering into this Assignment pursuant to the Asset Purchase Agreement; and

           WHEREAS, Assignee desires to accept such assignment.

           NOW THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiently of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

           1. Assignor hereby unconditionally and irrevocably transfers, assigns, contributes and sets over to Assignee all of Assignor's right, title and interest in and to the Membership Interests.

           2.   Assignee hereby accepts the Membership Interests.

           3. Assignee hereby assumes all of Assignor's obligations with respect to the Membership Interests.

           4. Assignor, as sole member of the Company prior to the occurrence of the transfer pursuant to this Assignment, and Assignee, as sole member of the Company after the occurrence of the transfer pursuant to this Assignment, acknowledge that Assignor withdraws from and is no longer a member of the Company and that Assignee is admitted as the managing member of the Company.

           5.   This Assignment shall take effect as of the date hereof.

           6. Assignor hereby indemnifies and agrees to hold Assignee harmless from and after the date hereof from and against any and all losses, expenses, costs, claims and liabilities (including reasonable attorneys' fees) arising prior to the date hereof in connection with the Membership Interests. Assignee indemnifies and agrees to hold Assignor harmless from and after the date hereof from and against any and all losses, expenses, costs, claims and liabilities (including reasonable attorneys' fees) arising on or after the date hereof in connection with the Membership Interests.

           7. This Assignment shall inure to the benefit of and be binding upon the Assignor and the Assignee and their respective successors and assigns.

           8. This Assignment shall be construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

           9. This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.


          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


           IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first written above.


                                     ASSIGNOR:

                                     FORTRESS INVESTMENT CORP.,
                                     a Maryland corporation


                                     By: /s/ Randal A. Nardone
                                         ---------------------------------
                                         Name:  Randal A. Nardone
                                         Title: Chief Operating Officer


                                      ASSIGNEE:

                                      FORTRESS REGISTERED INVESTMENT TRUST,
                                      a trust operating under the laws of
                                      the State of Delaware


                                      By: /s/ Randal A. Nardone
                                          ---------------------------------
                                          Name:  Randal A. Nardone
                                          Title: Chief Operating Officer